                           GENMAR HOLDINGS, INC. DRAFT
                                                                        9-24-99

                                6,500,000 Shares
                                  Common Stock


                              UNDERWRITING AGREEMENT
                              ----------------------

                                                               __________, 1999


Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
  As Representatives of the several
  Underwriters named in Schedule I hereto.
111 Center Street
Little Rock, Arkansas 72201

Ladies and Gentlemen:

         Genmar Holdings, Inc., a Delaware corporation (the "Company"), confirms its agreement with the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") to issue and sell 6,500,000 newly issued shares (the "Underwritten Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), to the Underwriters. The Company's Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         For the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, the Company proposes to grant to the Underwriters the option (the "Option") described in Section 2 hereof to purchase all or any part of an aggregate of 975,000 additional shares of Common Stock (the "Option Shares"). The Underwritten Shares and the Option Shares purchased pursuant to this Underwriting Agreement (this "Agreement") are herein collectively called the "Shares" and the proposed offering of the Underwritten Shares and, if applicable, the Option Shares by the Underwriters is hereinafter referred to as the "Public Offering."

         The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and published rules and regulations adopted by the Commission under the Act (the "Rules"), a registration statement on Form S-1 (the "Form S-1") (File No. 333-85447), including a preliminary prospectus, relating to the Shares, and such amendments to such registration statement as may have been filed with the Commission to the date of this Agreement. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 or Rule 430A of the Rules) included at any time as a part of the registration statement. The Company has furnished to the Representatives copies of such registration statement, each amendment to it filed by the Company with the Commission and each preliminary prospectus filed by the Company with the Commission and any other offering materials used by the Company. If such registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, if necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission. If such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules will promptly be filed by the Company with the Commission in accordance with the Rules. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules, or if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

         Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") after the Effective Date or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Underwritten Shares set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Shares as set forth in Section 2 hereof, if you elect to exercise the Option in whole or in part for the accounts of the several Underwriters.

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company and the Underwriters hereby agree as follows:

         1.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

         (a) The Company represents and warrants to, and agrees with, each Underwriter as follows:

               (i) The Company has been duly organized, is in compliance with its Certificate of Incorporation, as amended and/or restated to date, and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each subsidiary of the Company listed on Schedule II hereto (each, a "Subsidiary" and collectively, the "Subsidiaries") has been duly organized or incorporated and is validly existing as a corporation or other legally authorized entity, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own and lease its properties and conduct its business; the Company and the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business or the ownership or lease of their properties requires such qualifications, except where failure to be so qualified or in good standing as a foreign corporation would not in the aggregate have a material adverse effect on the financial condition, or in the business, properties, business prospects or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); all of the outstanding shares of capital stock or other ownership interests of each Subsidiary are owned by the Company and have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Prospectus, and except for those securing indebtedness as described in the Financial Statements to the Registration Statement, are owned by the Company free and clear of any claim, lien, encumbrance or security interest.

               (ii) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable. There are no preemptive or other restrictive rights to subscribe for or to purchase, or any restriction upon the voting or transfer of any class of the Company's stock pursuant to the Company's Amended and Restated Certificate of Incorporation, Bylaws, or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of any class of the Company's capital stock.

               (iii) The Shares conform to the description thereof contained in any preliminary prospectus, the Prospectus and the Registration Statement. As of the Closing Date (as defined below) and any Option Closing Date (as defined below), if applicable, the Company will have the authorized capitalization set forth under the captions "Capitalization" and "Description of Capital Stock" in the Prospectus. No further corporate approval or authority on behalf of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

               (iv) The Registration Statement has been filed with the Commission under the Act.

               (v) Neither the Commission nor any other agency, body, authority, court or arbitrator of competent jurisdiction has, by order or otherwise, prohibited or suspended the use of any preliminary prospectus or the Prospectus relating to the proposed offering of the Shares or instituted proceedings for that purpose. The Registration Statement, the Prospectus and any preliminary prospectus, and any amendments or supplements thereto, at the time they became or become effective (as to the Registration Statement and any amendment thereto), or at the time they were or are filed with the Commission (as to the Prospectus and any supplement thereto), conformed or conform in all material respects to the requirements of the Act and the Rules. None of the Registration Statement, the Prospectus and any preliminary prospectus, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any supplement thereto) and as of its date (as to any preliminary prospectus) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or any preliminary prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

               (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly in all material respects the consolidated financial position, results of operations and changes in cash flow of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments, consisting only of normal recurring adjustments or accruals, necessary for a fair presentation of results for such periods have been made. The Summary Consolidated Financial Data and the Selected Consolidated Financial Data included in the Prospectus have been compiled on a basis consistent with that of the audited and unaudited financial statements from which they were derived. The Company and its subsidiaries will maintain and keep accurate books and records and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

               (vii) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative or governmental agency or other body which might (A) result in any material adverse change in the financial condition, or in the business, properties, business prospects or results of operations of the Company or any of its Subsidiaries (a "Material Adverse Change"), whether or not arising in the ordinary course of business, or (B) affect the performance of this Agreement or the consummation of the transactions herein contemplated, except in either case as disclosed in the Registration Statement and the Prospectus and , except as otherwise set forth in the Registration Statement and the Prospectus, for which the Company maintains a reserve in an amount which it believes is adequate to cover potential liabilities.

               (viii) Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject which violation is expected to result in a Material Adverse Change.

               (ix) The Company and each Subsidiary has good and marketable title to all of the material properties and assets reflected in the financial statements hereinabove described or as described in the Prospectus as being owned by them, subject to no lien, mortgage, pledge, charge or other encumbrance of any kind except those securing indebtedness described in such financial statements or as described in the Prospectus or which do not materially affect the present or proposed use of such properties or assets. The Company and the Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as are not material and do not interfere with the conduct of the business of the Company. There exists no default under the provisions of any lease, contract or other obligation to which the Company or any Subsidiary is a party which may result in a Material Adverse Change.

               (x) The Company and each Subsidiary have filed all federal, State and foreign tax returns which have been required to be filed up to the date hereof, except insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any state taxes that are being contested in good faith.

               (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, (A) there has not been any Material Adverse Change nor to the Company's knowledge is any such change threatened, (B) there has not been any transaction entered into by the Company or any of the Subsidiaries that is material to the business, properties, business prospects or results of operations of the Company or any such Subsidiary, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, and (C) there has not been any material change in the capital stock, long term debt or liabilities of the Company.

               (xii) The filing of the Registration Statement and related Prospectus and the execution and delivery of this Agreement have been duly authorized by the Board of Directors of the Company; this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity, and except insofar as rights to indemnification and contribution contained herein may be limited by federal or state securities laws or related public policy. Neither the Company nor any of the Subsidiaries individually or in the aggregate are in breach or violation of or default under any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which it is a party or by which it or any of its properties is bound and which breach, violation or default would, individually or in the aggregate have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach or violation of any of the material terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, contract, note or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Company's Amended and Restated Certificate of Incorporation or By-laws or any law, decree, order, rule, writ, injunction or regulation applicable to the Company or any Subsidiary of a court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for those violations that, individually or in the aggregate, would not result in a Material Adverse Change.

               (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and performance of its obligations hereunder (except such additional steps, if any, as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) have been obtained or made and is in full force and effect.

               (xiv) The Company and each Subsidiary hold all material licenses, authorizations, charters, certificates and/or permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits, which, individually or in the aggregate, if the subject of an unfavorable decision, would result in a Material Adverse Change.

               (xv) Arthur Andersen LLP, independent public accountants, who have reported on the audited consolidated financial statements of the Company and its Subsidiaries, filed with the Commission and included as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the

Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

               (xvi) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-1 to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement which are not described, filed or incorporated as required.

               (xvii) No labor dispute exists or, to the Company's knowledge, is imminent with the Company's employees or with employees of any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

               (xviii) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to, cause or result in a violation of
Section 5 of the Act, Rule 10b-6 or Rule 102 of Regulation M under the Exchange Act, or otherwise in stabilization or manipulation of the price of the Company's Common Stock.

               (xix) The Company has delivered to you a true and complete copy of the Agreement and Plan of Reorganization by and among Genmar Holdings, Inc., POS Acquisition Corporation, Pyramid Operating Systems, Inc. ("Pyramid") and the stockholders of Pyramid, dated June 18, 1999, and the related attachments and exhibits (the "Pyramid Agreements"), which provide for the acquisition by way of merger (the "Pyramid Merger") by the Company, through a wholly-owned subsidiary (the "Merger Subsidiary"), of all of the outstanding capital stock of Pyramid. Neither the Company nor the Merger Subsidiary is in default under the terms of such Pyramid Agreements and, to the Company's knowledge, neither Pyramid nor its stockholders are in default under the terms of such Pyramid Agreements in any respect that is reasonably likely to result in the Company's failure to consummate the acquisition contemplated by the Pyramid Agreements on the Closing Date; all of the material conditions to which the Pyramid Merger is subject have been fulfilled, and the Company is unconditionally obligated and legally bound to consummate the Pyramid Merger.

               (xx) The Company and the Merger Subsidiary have the requisite power and authority to enter into the Pyramid Agreements and perform their obligations thereunder. The execution, delivery and performance of the Pyramid Agreements by the Company and the Merger Subsidiary have been duly authorized and no further corporate action is necessary to authorize such execution, delivery and performance. The Pyramid Agreements have been duly executed and delivered by the Company and the Merger Subsidiary, are in full force and effect and are valid and legally binding obligations of the parties thereto enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity, and have not been amended or modified in any material respect.

               (xxi) Except as contemplated by or otherwise disclosed in the Pyramid Agreements: (a) the execution and delivery of the Pyramid Agreements do not, and the consummation of the transactions contemplated thereby by the Company and the Merger Subsidiary will not, conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the respective Certificates of Incorporation or Bylaws of either of the Company or the Merger Subsidiary, or any agreement to which either of the Company or the Merger Subsidiary is a party to or by which the Company or the Merger Subsidiary is bound, or any law, statute, rule, regulation, order, judgment or decree affecting either of the Company or the Merger Subsidiary; and (b) no consent, authorization, approval, order, license, certificate or permit of or from, or declaration of filing with, any federal, state, local or other governmental authority or any court or other tribunal and no consent, approval or waiver of any party to any agreement to which the Company or the Merger Subsidiary is subject, is required for the execution and delivery of the Pyramid Agreements or the consummation of the transactions contemplated thereby.

               (xxii) No action or proceedings have been instituted or threatened before a court or other body or any public authority to restrict or prohibit any of the transactions contemplated by the Pyramid Agreements.

               (xxiii) Except for those matters which are specifically disclosed in the Prospectus or which would not reasonably be expected to result in a Material Adverse Change: (a) each of the Company and its Subsidiaries is in compliance with all applicable environmental laws, rules and regulations ("Environmental Laws"), (b) each of the Company and its Subsidiaries has all environmental permits and approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, (c) neither the Company nor its Subsidiaries has received any written, or to the Company's knowledge other, communication from a governmental authority that alleges that such Company or Subsidiary is not in compliance with all Environmental Laws, (d) to the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future, (e) there is no claim regarding environmental matters pending or, to the Company's knowledge, threatened against the Company or any Subsidiary,
(f) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any material or substance of environmental concern, that could form the basis of any environmental claims against any of the Company or its Subsidiaries; and (g) (1) there are no on-site or off-site locations in which either of the Company or its Subsidiaries have stored, disposed or arranged for the disposal of materials or substances of environmental concern, (2) there are no underground storage tanks located on property owned or leased by the Company or its Subsidiaries, (3) there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or its Subsidiaries, and (4) no polychlorinated biphenyls are used or stored at any property owned or leased by the Company or its Subsidiaries.

               (xxiv) Except for those matters which individually or in the aggregate, have not resulted in or are not reasonably likely to result in a Material Adverse Change, (a) the Company or its Subsidiaries own and possess all right, title and interest in and to, or have a valid license to use, all of their Intellectual Property (as defined below) free and clear of encumbrances and other interests; (b) the Company or its Subsidiaries own and possess all right, title and interest in and to all Intellectual Property necessary or required for the use and operation of the Company's personal property; (c) the Company or its Subsidiaries have full ownership rights and interests in and to all of the trade secrets used in connection with their personal property; (d) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made or, to the Company's knowledge, is threatened against the Company or any affiliate of the Company; (e) neither the Company nor any Subsidiary has infringed or misappropriated any Intellectual Property and, to the Company's knowledge, no such claim has been made or threatened against the Company or any Subsidiary; (f) the Company has taken reasonable and prudent steps to protect the Intellectual Property from infringement by any other individual or entity; and (g) the operations of the Company or its Subsidiaries are not reasonably likely to result in the infringement or misappropriation of any Intellectual Property rights of third parties. As used in this Agreement, "Intellectual Property" means: all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trade names, trademarks, trade dress, logos and all goodwill associated therewith; all copyrights, copyrightable work, and mask works; all registrations and applications and renewals for any of the foregoing; all trade secrets, manufacturing and production processes and techniques, technical and computer data, documentation and software, software licenses, all tangible embodiments thereof. To the Company's knowledge, the representations and warranties regarding Intellectual Property set forth in
Section 3.9 of the Pyramid Agreements are true and correct as of the date of this Agreement.

               (xxv) The Company has taken all requisite corporate and other action to approve and adopt the spin-off to the Company's current stockholders of all of the outstanding capital stock of its subsidiary, Hatteras Yachts Inc., a Delaware corporation (the "Hatteras Subsidiary") which operates the Hatteras Yachts division of the Company (the "Hatteras Spin-Off"), to be effective immediately prior to the Closing. In this regard, the Company has delivered to you a true and complete copy of the Distribution Agreement by and among the Company, Minstar, Inc., Genmar Industries, Inc. and Hatteras Yachts, Inc.; the Capital Contribution Agreement between Genmar Industries, Inc., and Hatteras Yachts, Inc.; and the Shareholders' Agreement by and among Hatteras Yachts, Inc. and the Shareholders of Hatteras Yachts, Inc., together with all related attachments and exhibits (the "Hatteras Agreements"), which have been executed and delivered among the parties thereto, and which provide for the Hatteras Spin-Off and contemplate certain actions by each of the Company and the Hatteras Subsidiary at and after the time of the Hatteras Spin-Off. Neither the Company nor the Hatteras Subsidiary is in default under the terms of the Hatteras Agreements, and all of the material conditions to which the Hatteras Spin-Off is subject have been fulfilled, except for the sale of the Underwritten Shares by the Underwriters.

               (xxvi) The Company and the Hatteras Subsidiary have the requisite power and authority to enter into the Hatteras Agreements and perform their obligations thereunder. The execution, delivery and performance of the Hatteras Agreements by the Company and the Hatteras Subsidiary have been duly authorized and no further corporate action is necessary to authorize such execution, delivery and performance. The Hatteras Agreements have been duly executed and delivered by the Company and the Hatteras Subsidiary, are in full force and effect and are valid and legally binding obligations of the parties thereto enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity, and have not been amended or modified in any material respect.

               (xxvii) Except as contemplated by or otherwise disclosed in the Hatteras Agreements: (a) the execution and delivery of the Hatteras Agreements do not, and the consummation of the transactions contemplated thereby by the Company and the Hatteras Subsidiary will not, conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the respective certificates of incorporation or bylaws of either the Company or the Hatteras Subsidiary, or any agreement to which either the Company or the Hatteras Subsidiary is a party or by which the Company or the Hatteras Subsidiary is bound, or any law, statute, rule, regulation, order, judgment or decree affecting either the Company or the Hatteras Subsidiary; and (b) no consent, authorization, approval, order, license, certificate or permit of or from, or declaration of filing with, any federal, state, local or other governmental authority or any court or other tribunal and no consent, approval or waiver of any party to any agreement to which the Company or the Hatteras Subsidiary is subject, is required for the execution and delivery of the Hatteras Agreements or the consummation of the transactions contemplated thereby.

               (xxviii) No action or proceedings have been instituted or threatened before a court or other body or any public authority seeking to restrict or prohibit any of the transactions contemplated by the Hatteras Agreements.

               (xxix) Upon completion of the Hatteras Spin-Off, the assets and liabilities of the Hatteras Subsidiary will consist only of those assets used in the operation of the Hatteras Yacht division of the Company, (the "Hatteras Assets"), and those liabilities assigned to the Hatteras Subsidiary by the Company in accordance with the terms of the Hatteras Agreements.

         (b) Any certificate signed by any officer of the Company and delivered to you or counsel for the Representatives shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2. PURCHASE, SALE AND DELIVERY OF THE UNDERWRITTEN SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_______ per share, the number of the Underwritten Shares set forth opposite the name of each Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 10 hereof.

         Payment for the Underwritten Shares shall be made by wire transfer of immediately available funds to a designated account of the Company, drawn to the order of the Company, against delivery of certificates for the Shares to the Representatives for the accounts of the several Underwriters. Delivery of certificates shall be to the Representatives at 111 Center Street, Little Rock, Arkansas 72201. Payment will be made at 111 Center Street, Little Rock, Arkansas 72201, or at such other place as shall be agreed upon by the Representatives and the Company, at _______, Central Time, on ________________, 1999 or at such other appropriate time and date as you and the Company shall agree upon, such time and date of payment being herein referred to as the "Closing Date." The certificates for the Underwritten Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection at such place as the Representatives may reasonably request, at least one full business day prior to the Closing Date.

         In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an Option to the several Underwriters to purchase all or any part of the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The Option may be exercised in whole or in part at any time upon written notice (or oral notice, subsequently confirmed in writing) given not more than thirty (30) days following the date of commencement of the Public Offering, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the Option and the names and denominations in which the Option Shares are to be registered. The date of delivery and payment for the Option Shares (the "Option Closing Date"), if any, shall occur no later than three business days following the date upon which notice of exercise of the Option is given to the Company. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion as the total number of Underwritten Shares being purchased by such Underwriter bears to the total number of Underwritten Shares being purchased by all Underwriters, adjusted by you in such manner to avoid fractional shares. The Option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such Option at any time prior to its expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to the Company. To the extent, if any, that the Option is exercised, payment for the Option Shares shall be made at such closing on the Option Closing Date by wire transfer of immediately available funds to a designated account of the Company, drawn to the order of the Company. Certificates for the Option Shares shall be delivered in the same manner and upon the same terms as the Underwritten Shares.

         3. OFFERING BY THE UNDERWRITERS. It is understood that the Public Offering of the Underwritten Shares is to be made as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Underwritten Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares, in accordance with an Agreement Among Underwriters which has been entered into among you and the several other Underwriters.

         4.    COVENANTS OF THE COMPANY.

         (a) The Company covenants and agrees with each of the several Underwriters that:

               (i) The Company will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus (including a Prospectus filed pursuant to Rule 424(b) which differs from the Prospectus on file at the time the Registration Statement becomes effective) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Act or Rules.

               (ii) The Company will advise the Representatives promptly of any request of the Commission or other securities regulatory agency ("Other Securities Regulator") for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, or comparable action taken or initiated by any Other Securities Regulator, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (including foreign jurisdictions) as the Representatives reasonably may have designated in writing, and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; PROVIDED HOWEVER, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be reasonably required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

               (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any preliminary prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives on the Effective Date and thereafter from time to time during the period when delivery of a Prospectus is required under the Act as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date such number of copies of the Registration Statement, with and without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

               (v) During the period of time in which a Prospectus relating to the Shares is required by law to be delivered, the Company shall comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If, during the period in which a Prospectus is required by law to be delivered, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly notify the Representatives and, subject to the Representatives' prior review, prepare and file with the Commission and any appropriate Other Securities Regulator an appropriate supplement to the Prospectus (at the expense of the Company) so that the Prospectus as so supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

               (vi) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its stockholders in the manner contemplated by Rule 158(b) under the Act, as soon as it is practicable to do so, but in any event not later than the forty-fifth day after the fiscal quarter first occurring one year after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least twelve consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act.

               (vii) During the three year period immediately following the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including consolidated financial statements audited by independent public accountants) and unaudited quarterly reports of consolidated earnings, and will furnish to the Representatives: (a) concurrently with furnishing such reports to its stockholders, consolidated statements of income of the Company and its Subsidiaries for each period in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer; (b) concurrently with furnishing to its stockholders, a consolidated balance sheet of the Company as at the end of such fiscal year, together with consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent public accountants; (c) as soon as they are available, copies of all reports (financial or other) mailed to stockholders; (d) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange; (e) every press release released by the Company; and (f) any additional information of a public nature concerning the Company or its business which the Representatives may reasonably request.

               (viii) As soon as the Company is advised thereof, it will advise the Representatives, and confirm the advice in writing, that the Registration Statement and any amendments shall have become effective.

               (ix) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

               (x) Other than as permitted by the Act and the Rules, the Company will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date or, if applicable, the Option Closing Date, will not issue any press releases or other communications directly or indirectly, and will hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without the prior written consent of the Representatives.

               (xi) The Company will maintain an independent institutional transfer agent and, if required by the jurisdiction of incorporation of the Company, a registrar for its Common Stock and will, as of the Effective Date, obtain approval for and use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market.

               (xii) The Company will not, for a period of 180 days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's Common Stock or securities convertible into shares of the Company's Common Stock without the prior written consent of Stephens Inc. Further, the Company will cause each officer and director of the Company, and each of the members of the respective groups of affiliated persons listed as principal stockholders of the Company under the caption "Principal Stockholders" in the Prospectus to furnish to the Representatives on or prior to the execution of this Agreement, a letter or letters in form and substance satisfactory to counsel for Underwriters, pursuant to which each such person shall agree not to offer for sale, sell, distribute or otherwise dispose of any shares of Common Stock of the Company during the 180 days following the Effective Date, except with the prior written consent of Stephens Inc.

         The foregoing covenants and agreements shall apply to any successor of the Company, including without limitation, any entity into which the Company might be converted, consolidated or merged.

         5. COSTS AND EXPENSES. Whether or not the Registration Statement becomes effective, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to Underwriters copies of the Registration Statement, preliminary prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire and Power of Attorney, and any blue sky survey and any supplements thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the SEC and the NASD of the terms of the sale of the Shares; any applicable listing fees; the cost of printing certificates representing the Shares; the cost and charges of any transfer agent or registrar; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification or exemption of the Shares under applicable blue sky laws and the laws of any foreign jurisdiction. Any transfer taxes imposed on the sale of the Shares to the Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification or exemption under blue sky and foreign laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof unless such termination results from a failure to satisfy a condition due to the default or omission of any Underwriter (including any default under Section 10 hereof), or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter (including any default under Section 10 hereof), then the Company shall reimburse the several Underwriters for all of their out-of-pocket costs and expenses, including attorneys' fees and out-of-pocket expenses, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters are subject to the accuracy, as of the Closing Date and as of the Option Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than _________, Central Time, on ____________, 1999, unless a later time and date is agreed to by the Representatives, and no stop order or other order suspending the effectiveness thereof or the qualification of the Shares under any blue sky laws or the laws of any foreign jurisdiction shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission or any Other Securities Regulator. If the Company has elected to rely upon Rule 430A of the Rules, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Act within the prescribed time period, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act. All requests for additional information on the part of the Commission or any other government or regulatory authority with jurisdiction (to be included in the Registration Statement or Prospectus or otherwise) shall be complied with to the satisfaction of the Commission or such authorities.

         (b) The Representatives shall have received on the Closing Date and on the Option Closing Date the opinion of Weil, Gotshal & Manges, counsel for the Company, dated the Closing Date and the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance reasonably satisfactory to Giroir, Gregory, Holmes & Hoover, plc, counsel to Underwriters, to the effect that:

               (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Registration Statement; each of the Subsidiaries is validly existing as a corporation or other lawfully organized entity in good standing under the laws of the State of Delaware and has corporate and other power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Registration Statement; each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business or the ownership of the properties requires such qualification; all of the outstanding shares of capital stock or other ownership interests of each Subsidiary are owned by the Company and have been validly authorized and issued and are fully paid and non-assessable; and except as set forth in the Prospectus and the Registration Statement no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or other ownership interests in the Subsidiaries are outstanding.

               (ii) The Company has authorized the capital stock set forth under the caption "Description of Capital Stock" in the Prospectus; the outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the Underwritten Shares, and the portion of the Option Shares, if any, to be sold pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, and free from preemptive rights pursuant to the Company's Restated Certificate of Incorporation or law.

               (iii) The Registration Statement has become effective under the Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

               (iv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules (except that such counsel need not express any opinion as to the financial statements, schedules and notes thereto and the other financial, statistical and accounting information included therein).

               (v) The information required to be set forth in the Registration Statement in answer to each of the Items of Form S-1 is accurately and adequately set forth in all material respects or no response is required with respect to such Items. The statements in the Registration Statement under the captions "The Company - Recent Acquisitions," "Business Patents and Trademarks," "Business - Regulation and Environmental," "Business Legal Proceedings," "Management-Director Compensation" "Management-Certain Stock-Based Compensation," "ManagementRetention Bonus Agreements," "Management - Management Incentive Plan," "Management - Senior Executive Option Grants," "Management -Stock Awards and Plans," "Management - Retirement Plans and Insurance," "Management Executive Severance Plan," "Certain Transactions" and "Description of Capital Stock," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

               (vi) To such counsel's knowledge there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

               (viii) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder will not result in the creation of any lien, charge or claim upon any property or asset of the Company or any Subsidiary nor will such actions conflict with or constitute a default under or violate (i) any of the terms, conditions or provisions of the Restated Certificate of Incorporation or any certificate of incorporation or by-laws of the Company or its Subsidiaries,
(ii) any of the terms, conditions or provisions of any material document, agreement or other instrument known to such counsel to which the Company or its Subsidiaries is a party or by which they are bound, (iii) New York, Delaware or federal law or regulation (other than state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling known to such counsel of any court or governmental authority binding on the Company.

               (ix) No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware or federal governmental authority is required in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for filings and other actions required pursuant to the Act and/or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and state securities or blue sky laws, as to which such counsel need not express any opinion in this paragraph, and those already obtained.

               (x) The Hatteras Agreements have been duly and validly executed and delivered by the Company and the Hatteras Subsidiary and (assuming the due authorization, execution and delivery thereof by each of the other parties thereto) constitute the legal, valid and binding obligation of the Company and the Hatteras Subsidiary, enforceable against each of the Company and the Hatteras Subsidiary in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity and except that (A) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (B) no opinion is expressed with respect to Section ________ of the _______ Agreement, and (C) certain remedial provisions of the Hatteras Agreements are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Hatteras Agreements, and the Hatteras Agreements contain adequate provisions for the practical realization of the rights and benefits afforded thereby.

               (xi) Except as contemplated by or otherwise disclosed in the Hatteras Agreements: (a) neither the Company nor the Hatteras Subsidiary is, or with the giving of notice or lapse of time or both would be in violation of or in default under, nor will the execution or delivery of the Hatteras Agreements and the performance of the Company and the Hatteras Subsidiary of its obligations thereunder, result in a violation of, or constitute a default under, the respective certificates of incorporation or bylaws of either of the Company or the Hatteras Subsidiary, or any material agreement known to such counsel, to which the Company or the Hatteras Subsidiary is a party or by which either of then is bound or to which any of their properties is subject, nor will the performance of the Company or the Hatteras Subsidiary of its obligations under the Hatteras Agreements violate (i) any federal, New York or Delaware corporate law, rule or administrative regulation or (ii) any decree of any court or any governmental agency or body having jurisdiction over the Company, the Hatteras Subsidiary or their properties; and (b) no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory administrative or other governmental body is necessary under federal or New York law or the corporate laws of the State of Delaware in connection with the execution and delivery of the Hatteras Agreements (other than required by applicable blue sky laws or the laws of any foreign jurisdiction, as to which such counsel need not express any opinion) except such as have been obtained or made, specifying the same.

               (xii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or overtly threatened to which the Company or the Hatteras Subsidiary is a party seeking to restrict or prohibit any of the transactions contemplated by the Hatteras Agreements.

               (xiii) The transfer by the Company of the Hatteras Assets to the Hatteras Subsidiary, solely in exchange for the capital stock of the Hatteras Subsidiary, and the assumption by the Hatteras Subsidiary of the liabilities of the Company incurred in connection with the Hatteras Yacht division operated by the Company, followed by the Company's distribution of the capital stock of the Hatteras Subsidiary to the current stockholders of the Company, constitute a reorganization with the meaning of Section 368(a)(1)(D) of the Code.

               (xiv) Each of the Company and Hatteras is a party to a reorganization within the meaning of Section 368(b) of the Code.

               (xv) The Company, under Section 361(a) of the Code, will recognize no gain or loss upon or by reason of the transfer of the Hatteras Assets to the Hatteras Subsidiary, solely in exchange for the stock of the Hatteras Subsidiary and the assumption by the Hatteras Subsidiary of the liabilities of the Company incurred in connection with the operations of the Hatteras Yacht division operated by the Company.

               (xvi) The Company, under Section 361(c)(1) of the Code, will recognize no gain or loss upon or by reason of the distribution of all the Hatteras Subsidiary stock to the Company's stockholders.

               (xvii) Except as set forth in the Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to such securities.

               (xviii) Except as set forth in the Prospectus, any holders of securities of the Company who have or upon the Closing will have rights to the registration of shares of Common Stock or other securities because of the filing of the Registration Statement by the Company, have waived such rights in writing.

                       In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and need not pass upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, no facts have come to its attention which lead it to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial ,statistical and accounting data included in the Registration Statement or Prospectus).

         Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement as Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters, may reasonably request.

         (c) The Representatives shall have received from Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters, an opinion dated the Closing Date, substantially to the effects specified in subparagraphs (iii) and (iv) of paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of counsel for the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and need not pass upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, no facts have come to its attention which lead it to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement or Prospectus).

         (d) The Representatives shall have received from Mary P. McConnell, Esq., Senior Vice President, Secretary and General Counsel for the Company, an opinion dated the Closing Date, and on the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters substantially to the effect specified in subparagraph (xxiii) of paragraph (a) of Section 1 above.

         (e) The Representatives shall have received from Briggs and Morgan, P.A., Counsel to the Company, an opinion dated the Closing Date, and on the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters, substantially to the effect specified in subparagraphs
(xix)-(xxii), inclusive, of paragraph (a) of Section 1 above.

         (f) The Representatives shall have received on the Closing Date, and on the Option Closing Date, as the case may be, signed letters from Arthur Andersen LLP addressed to the Underwriters dated as of the Effective Date and again dated as of the Closing Date and as of the Option Closing Date, as the case may be, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. All such letters shall be in form and substance satisfactory to the Representatives and Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters.

         (g) The Representatives shall have received a signed letter from Arthur Andersen LLP, independent public accountants, stating that their review of the Company's system of internal accounting controls to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of June 30, 1999 did not disclose any weakness in internal controls that they considered to be a material weakness.

         (h) The Representatives shall have received on the Closing Date, and on the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date and on the Option Closing Date, as the case may be, each of them severally certifies as follows:

               (i) (A) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, and on the Option Closing Date, as the case may be, and (B) the Company has complied with all the agreements and has satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date, and at or prior to the Option Closing Date, as the case may be.

               (ii) (A) The Registration Statement has become effective under the Act; (B) no stop order suspending the effectiveness of the Registration Statement or the use or effectiveness of the Prospectus has been issued; (C) no proceedings for such purpose have been taken or, to his knowledge, are contemplated by the Commission or any Other Securities Regulator; and (D) all requests for additional information on the part of the Commission or any Other Securities Regulator have been complied with.

               (iii) No litigation has been instituted or, to the best of his knowledge, threatened against the Company or any Subsidiary of a character required to be disclosed in the Registration Statement which is not so disclosed; there is no contract required to be filed as an exhibit to the Registration Statement which is not so filed.

               (iv) He has carefully examined the Registration Statement and the Prospectus and in his opinion, on the Effective Date: (A) the statements contained in the Registration Statement and the Prospectus were true and correct, (B) such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (C) since the Effective Date, no event has occurred which should have been set forth in a supplement to or an amendment to the Registration Statement or the Prospectus in order to render any statement contained in the Registration Statement or Prospectus not misleading, which has not been so set forth in such supplement or amendment.

         (i) At or prior to the Closing Date, the Board of Directors of the Company shall have adopted a resolution to the effect that effective upon completion of the Offering, all material affiliate transactions between the Company or its Subsidiaries and the Company's officers, directors, principal stockholders and other affiliates shall be subject to the approval of a majority of the Company's disinterested directors and shall be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         (j) The Company shall have furnished to the Representatives such additional information and further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

         (k) Since the respective dates as of which information is given in the Prospectus, there shall not have occurred any Material Adverse Change whether or not arising in the ordinary course of business.

         (l) The Shares shall have been approved for trading on the Nasdaq National Market.

         (m) The Company shall have consummated the Hatteras Spin-Off in compliance with the terms and conditions of the Hatteras Agreements and as described in the Prospectus.

         (n) The Company shall have consummated the Pyramid Merger by a closing into escrow, subject only to the filing of the Certificate of Merger and release of escrow on the Closing Date, and the Certificate of Merger shall have been duly filed and the escrow released prior to the Closing.

         (o) The Representatives shall have received from Merchant & Gould, Intellectual Property Counsel to the Company, an opinion dated the Closing Date, and on the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to Giroir, Gregory, Holmes & Hoover, plc, counsel to the Underwriters substantially to the effect specified in subparagraph (xxiv) of paragraph (a) of Section 1above and to such further effect as Giroir, Gregory, Holmes & Hoover, plc may reasonably request.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and Giroir, Gregory, Holmes & Hoover, plc, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by confirmed telefax at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the Shares are subject to the conditions that (a) at or before __________, Central Time, on _____________, or such later time and date as the Company and the Representatives may from time to time consent to in writing or by confirmed telefax, the Registration Statement shall have become effective, and (b) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened. If either of the Conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Company by notifying the Representatives of such termination in writing or by confirmed facsimile at or prior to the Closing Date.

         8.    INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities, joint or several, and expenses (including costs of investigation and legal expenses) to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities, joint or several, and expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, HOWEVER, that the Company will not be liable under this
Section 8(a) to any Underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arise out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and provided, further, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter or controlling person if the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares that are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Shares to such person in any case where such sending or giving is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the Act and
Section 20(a) of the Exchange Act, from and against any losses, claims, damages, liabilities, joint or several, and expenses to which the Company or any such director, officer, or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstance under which they were made) not misleading; provided, however, that each Underwriter will be liable under this Section 8(b) in any such case only to the extent that such untrue statement, or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives expressly for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c)   Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8, and then only to the extent that the indemnifying party is actually prejudiced by the omission of such notification. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include such indemnified party and the indemnifying party, as the case may be, and such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that (A) the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified party, which firm shall be designated in writing by the indemnified party, and that (B) all such fees and expenses shall be reimbursed as they are incurred. Subject to the foregoing provisions of this Section 8(c), the indemnifying party shall not be liable for the costs and expenses of any settlement of any action without the consent of the indemnifying party.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to an indemnified party under subsection (a) or (b) above in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such action or claim.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company and officers of the Company contained herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Company or any of its officers, directors or controlling persons, and shall survive delivery of the Underwritten Shares and, as applicable, the Option Shares to the Representatives or termination of this Agreement.

         10. DEFAULT BY UNDERWRITERS. If any Underwriter shall fail to purchase and pay for the Shares which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Company), you, as the Representatives of the Underwriters, shall use your best efforts to procure within twenty-four hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then
(a) if the aggregate number of Shares that the defaulting Underwriter agreed to but failed to purchase does not exceed 10% of the Shares which the Underwriters are obligated to purchase hereby, the other Underwriters shall be obligated, severally, in proportion to the respective number of shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect with which such default shall occur exceeds 10% of the Company's Common Stock covered hereby, the Company or you, as the Representatives of the Underwriters will have the right, by written notice given within the next twenty-four hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the time of closing may be postponed for such period, not to exceed seven days, as you, as the Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriters" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telefaxed and confirmed as follows: if to the Representatives of the Underwriters, to Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: W. Scott Davis, Head of Syndicate & Capital Markets, and to U.S. Bancorp Piper Jaffray Inc., 222 South Ninth Street, Minneapolis, Minnesota 55402,
Attention: Rick Hines, with a copy to Giroir, Gregory, Holmes & Hoover, plc, 111 Center Street, Suite 1900, Little Rock, Arkansas 72201, Attention: H. Watt Gregory, III; if to the Company: to Genmar Holdings, Inc., 100 South Fifth Street, Suite 2400, Minneapolis, Minnesota 55402, Attention: Mary P. McConnell, Esq., Senior Vice President, Secretary and General Counsel, with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attention: Stephen M. Besen, Esq.

         12. TERMINATION. This Agreement may be terminated by notice to the Company as follows:

         (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) ________, Central Time, on ________________________________________;

         (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or a development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, which would, in your reasonable judgment, materially impair the investment quality of the Shares,
(ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable, (iii) general suspension of trading or general trading halts in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days or trading) for securities on either such Exchange, the Nasdaq National Market or the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business, business prospects or operations of the Company, (v) declaration of a banking moratorium by either federal or state authorities, or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (c)   as provided in Sections 6 and 10 of this Agreement.

         13. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs, and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder The term "Successors" shall not include any purchaser of the Shares merely because of such purchase.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants of the Company in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,
(b) any investigation made by or on behalf of the Underwriters or controlling person or (c) delivery of any payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas, without giving effect to the choice of law or conflict of law principles thereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                       Very truly yours,

                                       GENMAR HOLDINGS, INC.



                                       By:_____________________________________
                                       Its:____________________________________

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

STEPHENS INC.
U.S. BANCORP PIPER JAFFRAY INC.
  as Representatives of the several Underwriters named in Schedule I hereto

By:      STEPHENS INC.

         By: ___________________________
                  Authorized Officer

                                   SCHEDULE I


Name                               No. of Underwritten Shares
----                               --------------------------
Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.

[list additional Underwriters]



Total
-----


                                   SCHEDULE II


List of Subsidiaries
--------------------

